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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-3 for Q Comm International, Inc., of our report dated April 1, 2003, except for note 17 as to which the date is June 20, 2003, relating to the December 31, 2002 and 2001 financial statements of Q Comm International, Inc., which are incorporated by reference into such Prospectus. We also consent to the reference to us under the heading “Experts”.

/s/ PRITCHETT, SILER & HARDY, P.C.
PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
July 31, 2003